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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Dated of earliest event reported)  January 14, 1998
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                            Resource America, Inc.
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            (Exact name of registrant as specified in its charter)

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

     Delaware                                         0-4408                                         72-0654145
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(State of incorporation                              (Commission                                   (I.R.S. Employer
  or organization)                                   File Number)                                 Identification No.)
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             1521 Locust Street, 4th Floor Philadelphia, PA 19102
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              (Address of principal executive offices) (Zip code)


Registrant's telephone number, including area code (215)546-5005
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Item 5.           Other Events.

         As set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 1997, the Company has acted as the sponsor of Resource Asset Investment Trust ("RAIT"), a Maryland real estate investment trust. RAIT completed its public offering of common shares of beneficial interest on January 14, 1998.

         As finally completed, the total amount raised by RAIT was $49.34 million, including an investment of $6.98 million by the Company. The Company currently has a 15% interest in RAIT (subject to reduction to the extent that the underwriters for RAIT's offering exercise their over-allotment option).

         The Company had undertaken to sell certain of its real estate loans to RAIT in connection with the offering. As finally determined, the Company sold ten loans (loans 002, 004, 006, 008, 009, 010, 012, 019, 023, 034 and one
of the constituent loans of 038) and senior participation interests in two other loans (loan 027 and one of the constituent loans of 038) to RAIT for $18.1 million, realizing a gain of $3.0 million. In addition, the Company had, in connection with such sale, acquired certain senior lien interests pertaining to such loans at a cost of $2.0 million. The cost of acquiring these senior lien interests was reimbursed to the Company by RAIT.

         Pursuant to an undertaking from RAIT to the Company, the Company was reimbursed for certain of its costs and expenses incurred in sponsoring RAIT (including an allocation of salaries of the Company's executives).


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESOURCE AMERICA, INC.




                                          By: /s/ Steven J. Kessler
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                                              Steven J. Kessler
                                              Chief Financial Officer